UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2024

iCoreConnect Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41309	86-2462502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

529 Crown Point Road, Suite 250 Ocoee, FL	34761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 810-7706

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ICCT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

Strata Agreement

On August 16, 2024, iCoreConnect, Inc. (the “Company”) executed a Strata Purchase Agreement with Clearthink Capital Partners, LLC (“Clearthink”) (the “Strata Agreement”). Pursuant to the Strata Agreement, Clearthink has committed to purchase up to $5.0 million (the “Commitment Amount”) of Company common stock, at the Company’s direction from time to time, subject to the satisfaction of the conditions in the Strata Agreement.

Such sales of common stock, if any, will be subject to certain limitations, and may occur from time to time at the Company’s sole discretion over the approximately 24-month period commencing on the date that a registration statement (the “Registration Statement”) covering the resale by Clearthink of the shares of common stock purchased from the Company (which the Company has agreed to file) is declared effective by the U.S. Securities and Exchange Commission (the “SEC”) and remains effective, and the other conditions set forth in the Strata Agreement are satisfied.

On August 16, 2024, the Company executed a Registration Rights Agreement with Clearthink (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement within 30 days registering the shares of Company common stock issuable pursuant to the Strata Agreement.

Clearthink has no right to require the Company to sell any shares of common stock to Clearthink, but Clearthink is obligated to make purchases at the Company’s direction subject to certain conditions. There is no upper limit on the price per share that Clearthink could be obligated to pay for the common stock under the Strata Agreement.

Actual sales of shares of common stock to Clearthink from time to time will depend on a variety of factors, including, among others, market conditions, the trading price of the Company’s common stock and determinations by the Company as to the appropriate sources of funding for its operations. The net proceeds that the Company may receive under the Strata Agreement cannot be determined at this time, since it will depend on the frequency and prices at which the Company sell shares of its common stock to Clearthink, the Company’s ability to meet the conditions of the Strata Agreement and the other limitations, terms and conditions of the Strata Agreement. The Company expects that any proceeds received by the Company from such sales to Clearthink will be used for working capital and general corporate purposes.

Under the applicable rules of Nasdaq and the Strata Agreement, the Company will not sell or issue to Clearthink shares of its common stock, other than the Commitment Fee Shares (defined below), in excess of 19.99% of the Company’s shares of common stock outstanding as of the date of the Strata Agreement (the “Exchange Cap”), unless the Company obtains stockholder approval to issue shares of common stock in excess of the Exchange Cap.

The Strata Agreement also prohibits the Company from directing Clearthink to purchase any shares of common stock if those shares, when aggregated with all other shares of the Company’s common stock then beneficially owned by Clearthink and its affiliates as a result of purchases under the Strata Agreement, would result in Clearthink and its affiliates having beneficial ownership of more than the 9.99% of the Company’s then outstanding common stock.

The Company may direct Clearthink to purchase amounts of its common stock under the Strata Agreement that it specifies from time to time in a written notice (a “Request Notice”) delivered to Clearthink on any trading day up to the Commitment Amount. The maximum amount that the Company may specify in any one Request Notice is equal to the lesser of $1,000,000 or 500% of the average number of shares traded for the 10 trading days prior to the date of the Request Notice.

The purchase price of the shares of common stock will be equal shall equal 80% of the average of the two lowest daily volume-weighted average prices if the Company’s common stock is traded under $0.25 per share and 85% of the average of the two lowest daily volume-weighted average prices if the Company’s common stock is traded between $0.26 to $0.50 and 88% of the average of the two lowest daily volume-weighted average prices if the Company’s common stock is traded between $0.51 - $0.99 and 90% of the average of the two lowest daily volume-weighted average prices if the Company’s common stock is traded over $1.00 during the five trading days preceding the purchase date.

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Unless earlier terminated as provided in the Strata Agreement, the Strata Agreement will terminate automatically on the earliest to occur of: (i) the 24-month anniversary of the date of the Registration Statement becoming effective; and (ii) the date on which Clearthink shall have purchased shares of common stock under the Strata Agreement for an aggregate gross purchase price equal to Commitment Amount under the Strata Agreement. The Company has the right to terminate the Strata Agreement at any time, at no cost or penalty, upon one trading days prior written notice to Clearthink.

As consideration for Clearthink’s irrevocable commitment to purchase common stock upon the terms of and subject to satisfaction of the conditions set forth in the Strata Agreement, upon execution of the Strata Agreement, the Company agreed to issue a total of 300,000 shares of common stock (the “Commitment Fee Shares”) to Clearthink.

Debt Restructuring

On August 13, 2024, with an effective date of August 1, 2024 the Company entered into exchange agreements (the “Exchange Agreements”) and convertible promissory notes (the “Exchange Notes”) with five note holders whose debt matured after July 31, 2024 totaling $2,040,143.80 inclusive of all unamortized original issue discounts, accrued interest and outstanding principal. Pursuant to the exchange agreements, the Company issued the Exchange Notes which extended the term of the original debt to August 1, 2027 and provided for a conversion price of $0.80 with a mandatory conversion if the Company’s common stock price is at $1.04 or above subject to there being at least 75,000 daily share trading volume over five consecutive days. The Exchange Notes carry an interest rate of 12% per annum with all interest and principal due at maturity. The Exchange Notes are subordinated to the Company’s senior secured lenders.

On August 13, 2024, with an effective date of August 1, 2024 the Company entered into securities purchase agreements (the “2027 Note Purchase Agreements”) along with four convertible promissory note holders whose debt had matured as of July 31, 2024 totaling $527,993.35 inclusive of all unamortized original issue discounts, accrued interest and outstanding principal. The parties entered into new convertible promissory notes (the “2027 Notes”) with a maturity date of August 1, 2027. The 2027 Notes are convertible at $0.80 with a mandatory conversion if the Company’s common stock price is at $1.04 or above subject to there being at least 75,000 daily share trading volume over five consecutive days. The 2027 Notes carry an interest rate of 12% per annum with all interest and principal due at maturity. The 2027 Notes are subordinated to the Company’s senior secured lenders.

On August 13, 2024, with an effective date of August 1, 2024 the Company entered into securities purchase agreements (the “2025 Note Purchase Agreements”) along with two convertible promissory note holders whose debt had matured as of July 31, 2024 totaling $912,696.94 inclusive of all unamortized original issue discounts, accrued interest and outstanding principal. The parties entered into new convertible promissory notes (the “2025 Notes”) with a maturity date of August 1, 2025. The 2025 Notes are convertible at $0.53 with a mandatory conversion if the Company’s stock price is at $0.69 or above subject to there being at least 75,000 daily share trading volume over five consecutive days. The 2025 Notes carry an interest rate of 12% per annum with all interest and principal due at maturity. The 2025 Notes are subordinated to the Company’s senior secured lenders.

Except as set forth above with respect to the maturity date and initial conversion price of the 2025 Notes, the terms of the Exchange Notes, 2027 Notes and 2025 Notes (collectively, the “New Notes”) are substantially the same. The New Notes all provide that the holders ability exercise their conversion rights are subject to the approval of the Company’s shareholders.

The foregoing description of the Strata Agreement, the Registration Rights Agreement, the form of Exchange Agreements, the form of 2027 Note Purchase Agreements, the form of 2025 Note Purchase Agreements, the form of Exchange Notes, the form of 2027 Notes, and the form of 2025 Notes (collectively, the “Documents”), are not complete and each is qualified in its entirety by reference to the full text of the Documents, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein. The Documents have been attached as exhibits to this Current Report on Form 8-K to provide security holders with information regarding their terms. Except for their status as contractual documents that establish and govern the legal relations between the parties with respect to the transaction described above, the Documents are not intended to be a source of factual, business or operational information about the parties. Representations and warranties may be used as a tool to allocate risks between the parties to the Documents, including where the parties do not have complete knowledge of all facts, instead of establishing these matters as facts. Furthermore, they may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in disclosure schedules that the parties exchanged in connection with signing the Documents. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, because they were only made as of the date of the Documents and are modified in important part by the underlying disclosure schedules in the Transaction Documents. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Documents, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.

The description of the New Notes described in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is hereby incorporated herein by reference. The issuance of the New Notes, the Commitment Fee Shares and any shares of common stock issuable pursuant to the Strata Agreement was made or will be made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act.

Item 8.01 Other Events.

On August 25, 2024, the annual dividends payable on the Company’s Series A Preferred Stock shall be due and payable. As permitted by the Company’s Second Amended and Restated Certificate of Incorporation, until the second anniversary of the date of the initial issuance of the Series A Preferred Stock, the Company may, at its option, pay such dividends by issuing additional shares of Series A Preferred Stock valued at $10.00 per share of Series A Preferred Stock. On August 15, 2024, the Company’s Board of Directors approved the issuance of the dividends payable in additional shares of Series A Preferred Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

4.1	Form of Exchange Notes

4.2	Form of 2027 Notes

4.3	Form of 2025 Notes

10.1	Strata Purchase Agreement dated August 16, 2024 between iCoreConnect, Inc. and Clearthink Capital Partners, LLC

10.2	Registration Rights Agreement dated August 16, 2024 between iCoreConnect, Inc. and Clearthink Capital Partners, LLC

10.3	Form of Exchange Agreements dated August 13, 2024

10.4	Form of 2027 Note Purchase Agreements dated August 13, 2024

10.5	Form of 2025 Note Purchase Agreements dated August 13, 2024

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document .

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iCoreConnect Inc.
(Registrant)

Dated: August 21, 2024	By:	/s/ Robert McDermott
	Name:	Robert McDermott
	Title :	President and Chief Executive Officer

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